Exhibit 99.1

Wejo Announces First Quarter 2022 Results

Company Drives Future of Smart Mobility with Launch of Real-Time Traffic Intelligence Solution and Software Solutions for Automotive, Insurance and Media

Manchester, England – May 16, 2022 – Wejo Group Limited (NASDAQ: WEJO) (“Wejo” or the “Company”), a global leader in cloud and software analytics for connected, electric, and autonomous mobility, today announced financial results and key performance indicators (“KPIs”) for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

a.Net Revenue increased 86% to $568 thousand in the quarter, driven by strong growth in the Traffic Management product line of the Wejo Marketplace Data Solutions as well as a 122% increase in customers compared to the quarter ended March 31, 2021.
b.Net loss was $40.3 million, an improvement of 61% from the prior year period, due to losses on the issuance of the convertible loan notes and on the fair value of the derivative liability for the quarter ended March 31, 2021. This improvement was offset by a loss on fair value on forward purchase agreement, costs for capital raising activities and higher expenses due to increased headcount and technology spending for the quarter ended March 31, 2022.
c.Adjusted EBITDA1 was a loss of $25.2 million, which is in line with the Company's outlook as it continues to manage expenses.
d.Gross Bookings (defined as the total value of new customer deals signed in the period) increased over 300% to $6.4 million compared to the quarter ended March 31, 2021. This increase represents robust growth in new customers and growth in the Company's base of recurring revenue in future periods.
e.Gross Billings (defined as billed amounts to customers in the period) increased 138% to $1.9 million and demonstrates the growth in cash generated from customer activity.
f.Annual Recurring Revenue (“ARR”) for the quarter ended March 31, 2022 increased 45% to $4.5 million, as the Company remains focused on delivering multi-year subscription deals that leverage its expanding product set. We calculate ARR by taking the gross Monthly Recurring Revenue (“MRR”) for the last month of the reporting period and multiplying it by 12. MRR for each month is calculated by aggregating revenue from customers with contracts with more than four months in duration and includes recurring software licenses, data licenses, and subscription agreements.
g.Total Contract Value (“TCV,” defined as new and existing contracts signed to-date as of a date certain) increased 97% to $27.0 million as of March 31, 2022 compared to the metric as of March 31, 2021, as Wejo launched new products and added more leading enterprise customers. Some of our leading new customers include Inrix, Rekor, and Telenav.
h.Generated $1.18 in annualized Gross Bookings per average monetizable connected vehicle on a rolling four quarter basis, up 146% over the same period last year.

Business Highlights

Over the quarter, Wejo has notably:

a.Launched Wejo RTTITM, a real-time traffic intelligence solution that can be utilized by public agencies, civil engineering firms, mapping and navigation providers, and logistics companies to get a more accurate view of real-time road conditions. These insights allow for a significant impact on road safety and congestion while enabling more efficient vehicle routing within a community by utilizing easily digestible real-time traffic data.
b.Added two new automotive relationships, bringing the total to twenty-four OEM, Tier 1 and Fleet partnerships as of the end of the quarter. Wejo also completed the vehicle onboarding process for

Renault, enabling the Company to make inroads into Europe as well as position the Company to deliver on its outlook for vehicles on platform in 2022.
c.Signed over 25 new customer agreements in the quarter as the Company continued to build its presence with both large and small customers. Specifically, the Company added a new US services agreement to its OEM partnership with Honda and is in discussions with a major US insurance company to utilize its data and solutions to create an end-to-end insurance platform.
d.Wejo is working to help accelerate the global shift to mass autonomous mobility solutions. Wejo plans to use our proprietary data and intelligence in AV development and testing to simulate real world driver behavior to make our roads and cities safer for all as we transition to a more autonomous world.

Richard Barlow, Chief Executive Officer and Founder, said, “We are extremely excited about Wejo’s progress thus far in 2022 as a growing number of premier customers recognize the power of our platform and the impact it can have on their businesses. We have successfully converted that awareness into significant growth in Gross Bookings with a substantial number of new customer deals. We expect that booking momentum to further accelerate over the course of the year as we launch services in five new product lines and deploy additional ground-breaking products like Wejo RTTITM, our real-time traffic intelligence solution. Our increasing success validates our long-held view that our ability to process data in real-time – validated by the strong performance of our Traffic vertical – is the application that no one in the industry can match. We are excited to continue building on our momentum across our product lines through 2022 and beyond."

Guidance

Wejo is maintaining its full-year 2022 guidance on net revenue of more than $10 million, Adjusted EBITDA1 loss of $110 million to $120 million and vehicles on platform in the range of 27 million to 32 million.
___________________________
1 Adjusted EBITDA is a non-GAAP measure, defined as Loss from operations excluding: (1) share-based compensation expense; (2) depreciation of equipment and amortization of intangible assets; and (3) transaction related costs, when applicable. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.

Business Update Call Details

Wejo will host a business update call to discuss the first-quarter results today at 8:30 am EST. The call will be hosted by Chief Executive Officer, Richard Barlow and Chief Financial Officer, John Maxwell, and can be accessed on the Investor Relations page of Wejo’s website at investors.wejo.com.

Investors and other stakeholders should note that Wejo currently announces material information using SEC filings, press releases, public conference calls, and webcasts. In the future, Wejo will continue to use these channels to distribute material information about the Company and may also utilize its website and/or various social media sites to communicate vital information about the Company, key personnel, latest brands and services, trends, novel marketing campaigns, corporate initiatives, and other matters. Information that the Company posts on its website or on social media channels could be deemed material; therefore, the Company encourages investors, the media, our customers, business partners and other stakeholders interested in Wejo to review the information posted on its website, as well as the following social media channels: LinkedIn, Twitter, and Instagram.

About Wejo

Wejo Group Limited is a global leader in cloud and software analytics for connected, electric, and autonomous mobility, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. The Company enables smarter mobility by organizing trillions of data points from 16.9 million vehicles, of which 11.8 million were active on the platform during the prior six months transmitting data in near real-time, and over 71 billion journeys globally as of March 31, 2022, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information, and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo employs more than 300 people and has offices in Manchester, UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations, expected funding mechanism, pipeline, and our future SEC filings, are forward-looking statements. These statements are based on the Company’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions.

Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “believes,” “predicts,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including the risk factors set forth in our Comprehensive Annual Report on Form 10-K/A filed with the SEC on April 11, 2022, and future filings with the SEC.

Non-GAAP Financial Measures and Key Performance Indicators

This release discloses the Company’s Adjusted EBITDA, which is a non-GAAP financial measure, as well as key performance indicators such as Total Contract Value, Annual Recurring Revenue, Gross Billings, Gross Bookings and monetizable vehicles on platform. Important information regarding such measures is contained in the definitions included in this release and in Appendix I, the reconciliation of Adjusted EBITDA to the closest comparable U.S. GAAP measure, Net Loss. The Company and its management believe that these non-GAAP measures and KPIs are useful to investors in measuring the comparable results of the Company period-over-period. Wejo does not reconcile its forward-looking non-GAAP financial measure, Adjusted EBITDA, to the corresponding U.S. GAAP measure, Net Loss, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible. Wejo is unable to provide guidance for this reconciling item because we cannot determine its probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

Contacts

Investors:
Tahmin Clarke
investor.relations@wejo.com

Idalia Rodriguez
Arbor Advisory Group
investor.relations@wejo.com

Wejo Group Limited
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amount)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$39,731	$67,322
Accounts receivable, net	2,068	1,416
Forward Purchase Agreement	28,907	45,611
Prepaid expenses and other current assets	15,793	17,518
Total current assets	86,499	131,867
Property and equipment, net	645	651
Operating lease right-of-use asset	3,260	—
Intangible assets, net	8,859	9,489
Other assets	471	—
Total assets	$99,734	$142,007
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, including due to related party of $1,130 and $1,464, respectively	$18,666	$15,433
Accrued expenses and other current liabilities	17,258	21,089
Current portion of operating lease liability	644	—
Income tax payable	378	282
Total current liabilities	36,946	36,804
Non-current liabilities:
Long term portion of operating lease liability	2,618	—
Long term debt, net of unamortized debt discount and debt issuance costs	34,948	33,705
Public Warrants	6,717	12,650
Exchangeable right liability	4,174	11,154
Total liabilities	85,403	94,313
Commitments and contingencies
Shareholders’ equity:
Common shares, $0.001 par value, 634,000,000 shares authorized; 94,666,196 and 93,950,205 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	95	94
Additional paid in capital	419,299	415,304
Accumulated deficit	(410,293)	(369,951)
Accumulated other comprehensive income	5,230	2,247
Total shareholders’ equity	14,331	47,694
Total liabilities and shareholders’ equity	$99,734	$142,007

Wejo Group Limited
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue, net	$568	$305
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,317	353
Technology and development	7,297	2,482
Sales and marketing	5,214	2,454
General and administrative	17,729	2,932
Depreciation and amortization	1,098	1,025
Total costs and operating expenses	32,655	9,246
Loss from operations	(32,087)	(8,941)
Loss on issuance of convertible loan notes	—	(33,301)
Loss on fair value of derivative liability	—	(56,902)
Gain on fair value of public warrant liabilities	5,933	—
Loss on fair value of Forward Purchase Agreement	(16,704)	—
Gain on fair value of exchangeable right liability	6,980	—
Loss on fair value of Advanced Subscription Agreements, including related party of nil and $(407), respectively	—	(1,272)
Interest expense	(1,243)	(1,862)
Other expense, net	(3,125)	(79)
Loss before income taxes	(40,246)	(102,357)
Income tax expense	(96)	—
Net loss	(40,342)	(102,357)
Other comprehensive loss:
Foreign currency exchange translation adjustment	2,983	(571)
Total comprehensive loss	$(37,359)	$(102,928)
Net loss per common share - basic and diluted	$(0.43)	$(2.81)
Weighted-average basic and diluted common shares	94,300,245	36,463,696

Wejo Group Limited
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(40,342)	$(102,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,243	801
Loss on issuance of convertible loans	—	33,301
Depreciation and amortization	1,098	1,025
Non-cash share-based compensation expense	996	—
Non-cash expense settled by issuance of commitment shares	3,000	—
Non-cash lease expense	156	—
Non-cash loss (gain) on foreign currency remeasurement	4,174	(80)
Loss on fair value of Advanced Subscription Agreements	—	1,272
Loss in fair value of derivative liability	—	56,902
Gain on fair value of warrant liabilities	(5,933)	—
Loss on fair value of Forward Purchase Agreement	16,704	—
Gain on fair value of exchangeable right liability	(6,980)	—
Changes in operating assets and liabilities:
Accounts receivable	(656)	52
Prepaid expenses and other current assets	1,332	3,154
Accounts payable	3,839	1,442
Operating lease liability	(155)	—
Other assets	(480)	—
Accrued expenses and other liabilities	(1,407)	(4,119)
Income tax provision	96	—
Net cash used in operating activities	(23,315)	(8,607)
Investing activities
Purchases of property and equipment	(145)	(126)
Development of internal software	(662)	(316)
Net cash used in investing activities	(807)	(442)
Financing activities
Proceeds from issuance of convertible loans	—	16,115
Payment of issuance costs of convertible loans	—	(998)
Payment of transaction costs	(2,085)	—
Repayment of other loan	—	(84)
Proceeds from issuance of related party debt	—	17
Payment of deferred financing costs	—	(100)
Net cash (used in) provided by financing activities	(2,085)	14,950
Effect of exchange rate changes on cash	(1,384)	145
Net (decrease) increase in cash	(27,591)	6,046
Cash at beginning of period	67,322	14,421
Cash at end of period	$39,731	$20,467
Non-cash financing activities
Property and equipment purchases in accounts payable	$24	$—
Transaction costs included in accounts payable and accrued expenses	$6,391	$—
Right-of-use asset obtained in exchange for new operating lease liability	$3,481	$—
Deferred offering costs included in accounts payable and accrued expenses	$—	$2,070

Wejo Group Limited
Reconciliation of Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(40,342)	$(102,357)
Income tax expense	96	—
Loss before income taxes	(40,246)	(102,357)
Interest expense	1,243	1,862
Loss on issuance of convertible loan notes	—	33,301
Loss on fair value of derivative liability	—	56,902
Gain on fair value of public warrant liabilities	(5,933)	—
Loss on fair value of Forward Purchase Agreement	16,704	—
Gain on fair value of exchangeable right liability	(6,980)	—
Loss on fair value of Advanced Subscription Agreements	—	1,272
Other expense, net	3,125	79
Loss from operations	(32,087)	(8,941)
Add (Subtract):
Depreciation and amortization	1,098	1,025
Transaction costs	4,801	—
Share-based compensation expense	996	—
Adjusted EBITDA	$(25,192)	$(7,916)